UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )
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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
ADVENTRX PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADVENTRX PHARMACEUTICALS, INC.
6725 Mesa Ridge Road, Suite 100
San Diego, CA 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 30, 2010

The 2010 Annual Meeting of Stockholders of ADVENTRX Pharmaceuticals, Inc. will be held on June 30, 2010 at 9:00 a.m. Pacific time, at the offices of DLA Piper LLP (US), 4365 Executive Drive, Suite 1100, San Diego, California 92121. The meeting is being held for the following purposes, as more fully described in the accompanying proxy statement:

1. To elect five directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified;

2. To ratify the appointment of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

3. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Only stockholders of record at the close of business on May 17, 2010 will be entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the meeting will be available for inspection by any stockholder for any purpose relating to the meeting during ordinary business hours at our corporate offices located at 6725 Mesa Ridge Road, Suite 100, San Diego, California, USA 92121 for ten days prior to the meeting, and will also be available for inspection at the meeting.

Your vote is important.  Please read the proxy statement and the instructions on the enclosed proxy card and then, whether or not you plan to attend the meeting in person, and no matter how many shares you own, please submit your proxy promptly by signing, dating and returning your proxy card in the postage paid envelope provided. This will not prevent you from voting in person at the meeting. It will, however, help to assure a quorum and avoid added proxy solicitation costs.

You may revoke your proxy at any time before the vote is taken by delivering to our corporate secretary a written revocation or a proxy with a later date or by voting your shares in person at the meeting, in which case your prior proxy would be disregarded.

By Order of the Board of Directors,

Brian M. Culley
Chief Executive Officer

San Diego, California
May 27, 2010

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be
Held on June 30, 2010. This notice of meeting, the proxy statement for the meeting and our annual report for the fiscal year ended December 31, 2009 are available at https://www.proxydocs.com/anx.

ADVENTRX Pharmaceuticals, Inc.
6725 Mesa Ridge Road, Suite 100
San Diego, CA 92121
(858) 552-0866

PROXY STATEMENT

2010 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 30, 2010

GENERAL INFORMATION ABOUT THE MEETING

Date, Time and Place

ADVENTRX Pharmaceuticals, Inc., a Delaware corporation (the “Company,” “we” or “us”), is furnishing this proxy statement and the enclosed proxy card in connection with the solicitation of proxies by our board of directors for use at the 2010 Annual Meeting of Stockholders to be held on June 30, 2010, at 9:00 a.m. Pacific time, at the offices of DLA Piper LLP (US), 4365 Executive Drive, Suite 1100, San Diego, California 92121, and at any adjournment or postponement thereof (the “Annual Meeting”). These materials are being mailed to stockholders on or about May 27, 2010.

Purpose of the Annual Meeting

The Annual Meeting is being held for the following purposes:

1. To elect five directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified;

2. To ratify the appointment of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

3. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Record Date; Shares Outstanding and Entitled to Vote

Our board of directors has fixed May 17, 2010 as the record date for the determination of holders of our common stock entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. At the close of business on the record date, we had 14,296,085 shares of common stock issued and outstanding. Each stockholder of record as of the record date is entitled to one vote at the Annual Meeting for each share of common stock held by such stockholder on the record date. Stockholders do not have cumulative voting rights. No other shares of our capital stock are entitled to notice of or to vote at the Annual Meeting.

How to Vote Your Shares

If you hold your shares in your own name, you may submit a proxy by mail, or you may vote by attending the Annual Meeting and voting in person. If you choose to submit a proxy by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided. By casting your vote by proxy, you are authorizing the individuals listed on the proxy card to vote your shares in accordance with your instructions. You may also attend the Annual Meeting and vote in person.

YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the Annual Meeting and vote in person.

If your shares are held in the name of a broker, bank or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. The availability of telephonic or Internet voting will depend on the broker’s or bank’s voting process. Please check with your broker or bank and follow the voting procedure your broker or bank provides to vote your shares. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must request a legal proxy from your broker, bank or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting.

How to Change Your Vote

You may revoke your proxy at any time before it is exercised by:

•	Delivering to our corporate secretary a written notice of revocation, dated later than the proxy you wish to revoke, before voting begins at the Annual Meeting;

•	Delivering to our corporate secretary a duly executed proxy bearing a date later than the proxy you wish to revoke, before voting begins at the Annual Meeting; or

•	Attending the Annual Meeting and voting in person (your attendance at the Annual Meeting, in and of itself, will not revoke the proxy).

Any written notice of revocation or later dated proxy should be delivered to:

ADVENTRX Pharmaceuticals, Inc.
6725 Mesa Ridge Road, Suite 100
San Diego, CA 92121
Attention: Corporate Secretary

Alternatively, you may hand deliver a written revocation notice or a later dated proxy to our corporate secretary at the Annual Meeting before voting begins.

If your shares of our common stock are held by a broker, bank or other nominee, you must follow the instructions provided by the broker, bank or other nominee if you wish to change your vote.

Proxies

If you provide specific voting instructions on your proxy card, your shares will be voted at the Annual Meeting in accordance with your instructions. If you hold shares in your name and sign and return a proxy card without marking specific voting instructions, your shares will be voted “For” each of the nominees to our board of directors listed on the enclosed proxy card and in this proxy statement, and “For” the ratification of the appointment of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

At this time, we are unaware of any matters, other than those set forth above, that may properly come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card, or their duly constituted substitutes acting at the Annual Meeting and any adjournment or postponement thereof, will be deemed authorized to vote or otherwise act on such matters in accordance with their judgment.

The persons named in the enclosed proxy card, or their duly constituted substitutes acting at the Annual Meeting and any adjournment or postponement thereof, may propose and vote for one or more adjournments or postponements of the Annual Meeting, including adjournments or postponements to permit further solicitations of proxies. Proxies solicited may be voted only at the Annual Meeting and any adjournment or postponement thereof and will not be used for any other meeting of our stockholders.

Broker Non-Votes

A “broker non-vote” occurs when a nominee (typically a broker or bank) holding shares for a beneficial owner (typically referred to as shares being held in “street name”) submits a proxy for the Annual Meeting, but does not vote on a particular proposal because the nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares with respect to that proposal. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of establishing a quorum, but will not be counted as having voting power to vote on the proposal in question. Brokers generally have discretionary authority to vote on routine matters. The ratification of the appointment of J.H. Cohn LLP as our independent registered public accounting firm is considered a routine matter. The election of directors is considered a non-routine matter and brokers do not have discretionary authority to vote on the election of directors.

Quorum and Required Votes

A majority of the aggregate number of shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the Annual Meeting and for any action to be taken at the Annual Meeting. If you submit a properly executed proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum.

Proposal 1:  If a quorum exists at the Annual Meeting, the affirmative vote of the holders of a majority of the shares of common stock having voting power present in person or represented by proxy at the Annual Meeting is required for the election of each director nominee. This majority voting standard means that a director nominee will be elected if the number of shares voted “For” that director nominee exceeds the number of shares voted “Against” and that “Abstain” from voting with respect to that director nominee. Accordingly, an abstention will have the same effect as a negative vote. Broker non-votes will not be counted and will have no effect on the outcome of this proposal. Pursuant to our bylaws, an incumbent director who is not elected because he or she does not receive the requisite affirmative votes at the Annual Meeting will continue to serve as a director until a successor has been elected and qualified or until such director’s earlier resignation or removal.

Proposal 2:  If a quorum exists at the Annual Meeting, the affirmative vote of the holders of a majority of the shares of common stock having voting power present in person or represented by proxy at the Annual Meeting is required to ratify the appointment of J.H. Cohn LLP. An abstention will have the same effect as a negative vote. A broker or other nominee will generally have discretionary authority to vote on this proposal because it is considered a routine matter, and therefore we do not expect broker non-votes with respect to this proposal.

Solicitation of Proxies

We are soliciting proxies from our stockholders on behalf of our board of directors and will pay for all costs incurred in connection with the solicitation. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from our stockholders in person or by telephone, facsimile, e-mail or other electronic methods without additional compensation other than reimbursement for their actual expenses.

We may retain a proxy solicitation firm to assist us in the solicitation of proxies for the Annual Meeting. We would pay such firm, if any, customary fees expected to be no more than $15,000 and would reimburse the firm for its reasonable out-of-pocket expenses.

Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

If You Receive More Than One Proxy Card

If you receive more than one proxy card, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, please mark your votes and date, sign and return each proxy card.

Householding Information

The Securities and Exchange Commission, or SEC, has adopted rules that permit brokers, banks and other nominees to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single copy of such document addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers, banks and other nominees with account holders who are our stockholders may be “householding” our proxy materials. This means that only one copy of this proxy statement may have been sent to multiple stockholders in a household. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report from the other stockholder(s) sharing your address, please (i) notify your broker, bank or other nominee, (ii) direct your written request to ADVENTRX Pharmaceuticals, Inc., 6725 Mesa Ridge Road, Suite 100, San Diego, California 9212, Attn: Corporate Secretary or (iii) contact us by phone at (858) 552-0866. We undertake to deliver promptly, upon any such oral or written request, a separate copy of our proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of our proxy materials at their address and would like to request householding of their communications should notify their broker, bank or other nominee, or contact our corporate secretary at the above address or phone number.

If you have any questions about voting your shares, please contact us at (858) 552-0866.

BOARD OF DIRECTORS

The current members of our board of directors, their ages as of May 17, 2010, the positions they hold and the year in which they commenced service on our board, are as follows:

Name	Age	Position/Committee Membership*	Director Since

Michael M. Goldberg	51	Audit Committee and Compensation Committee (chair)	2004
Odysseas D. Kostas	35	Audit Committee	2010
Jack Lief	64	Chair of the Board, Audit Committee (chair) and Compensation Committee	2006
Mark J. Pykett	46	Nominating & Governance Committee (chair)	2004
Eric K. Rowinsky	53	Nominating & Governance Committee	2008

*	Each of the directors served in the capacity set forth in the table for all of 2009, except Dr. Kostas who was appointed to our board and the audit committee in February 2010. Dr. Pykett served on the audit committee during 2009 and until February 2010.

Our certificate of incorporation and bylaws provide that each director elected or appointed to our board of directors shall hold office until the next annual meeting of stockholders following such election or appointment and until the director’s successor is elected and qualified. Our bylaws provide that vacancies on our board of directors, including those resulting from an increase in the authorized number of directors, may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director. Any director appointed as a result of a vacancy shall hold office until the next annual meeting of stockholders and until a successor is elected and qualified. Pursuant to our bylaws, the authorized number of directors may be not less than three nor more than nine, with the exact number to be fixed by resolutions adopted from time to time by our board of directors. Our board of directors has set the current number of authorized directors at five. Accordingly, five directors have been nominated by our board of directors for election at the Annual Meeting.

NOMINEES FOR ELECTION TO THE BOARD

Each of our current directors has been nominated for re-election to our board of directors. The paragraphs below provide information as of the date of this proxy statement about each director. The information presented includes each director’s principal occupation and business experience during at least the past five years, the names of other publicly held companies at which he currently serves as a director or has served as a director during the past five years, information regarding involvement in certain legal or administrative proceedings during the past ten years, if applicable, and the experience, qualifications, attributes or skills that led the nominating and governance committee and our board of directors to determine that the person should serve on our board of directors. There are no family relationships among any of our directors and executive officers.

Michael M. Goldberg, M.D., M.B.A.  Dr. Goldberg has served as a director since January 2004. Dr. Goldberg currently is a managing partner of Montaur Capital Partners, an investment firm, a position he has held since January 2007. From August 1990 to January 2007, Dr. Goldberg was chairman and chief executive officer of Emisphere Technologies, Inc., a biopharmaceutical company. Prior to this, he was a vice president for The First Boston Corporation, where he was a founding member of the Healthcare Banking Group. Dr. Goldberg also serves on the board of directors of Urigen Pharmaceuticals, Inc., a specialty pharmaceutical company focused on therapeutic products for urological disorders. Dr. Goldberg received a B.S. from Rensselaer Polytechnic Institute, an M.D. from Albany Medical College of Union University and an M.B.A. from Columbia University Graduate School of Business. Dr. Goldberg’s years of executive experience at a development-stage biopharmaceutical company give him unique insight to our product development, operational and financing challenges and opportunities.

Odysseas D. Kostas, M.D.  Dr. Kostas has served as a director since February 2010. Dr. Kostas is currently an attending physician and one of seven hospitalists at Greenwich Hospital, a member of the Yale New Haven Health System and a subsidiary of Greenwich Health Care Services, Inc. He has been at Greenwich Hospital since May 2008. At Greenwich Hospital, Dr. Kostas is a member of various committees that oversee aspects of the hospital’s operational decision-making. Since March 2007, Dr. Kostas has provided advisory services to boards of directors of biotechnology companies, primarily in the area of strategic and partnering transactions, including ImClone Systems Incorporated prior to its sale to Eli Lilly and Company. In May 2003, Dr. Kostas founded a private medical practice that he owned and operated, treating over 2,000 patients, until May 2008. Dr. Kostas holds a B.S. in biology from the Massachusetts Institute of Technology and an M.D. from the University of Texas Southwestern Medical School and is board certified in internal medicine. Dr. Kostas’ years of experience as a practicing physician and with hospital and private practice operational decision-making provides our board with perspective on the potential value of our product candidates and drug development programs to patients and healthcare practitioners, our potential customers.

Jack Lief.  Mr. Lief has served as a director since September 2006 and as chair of our board of directors since May 2007. Mr. Lief is a co-founder and since April 1997 has served as president, chief executive officer and a director of Arena Pharmaceuticals, Inc., a publicly held clinical-stage biopharmaceutical company focused on discovering, developing and commercializing oral drugs that target G protein-coupled receptors in four major therapeutic areas: cardiovascular, central nervous system, inflammatory and metabolic diseases. He also has served as Arena’s chairman of the board since October 2007. From 1995 to April 1997, Mr. Lief served as an advisor and consultant to numerous biopharmaceutical organizations. From 1989 to 1994, Mr. Lief served as senior vice president, corporate development and secretary of Cephalon, Inc., a biopharmaceutical company. From 1983 to 1989, Mr. Lief served as director of business development and strategic planning for Alpha Therapeutic Corporation, a manufacturer of biological products. Mr. Lief joined Abbott Laboratories, a pharmaceutical company, in 1972, where he served until 1983, most recently as the head of international marketing research. Mr. Lief is a director of Accumetrics, Inc., a developer and marketer of diagnostic tests, ReqMed Company, Ltd., a provider of partnering opportunities, R&D strategies and bio-venture funding, and TaiGen Biotechnology Co., Ltd., a biotechnology company. Mr. Lief is also an executive board member of BIOCOM, a life science industry association representing more than 550 member companies in San Diego and Southern California, and he was the chairman of BIOCOM from March 2005 to March 2006. Mr. Lief holds a B.A. from Rutgers University and an M.S. in psychology (experimental and neurobiology) from Lehigh University. Mr. Lief’s extensive and current executive leadership and management experience in biopharmaceutical companies brings to our board of directors the perspective of a leader managing similar drug development, regulatory, commercialization and financing issues as our company. In addition, his over 40 years of experience in the life sciences industry provides unique insight to our board.

Mark J. Pykett, Ph.D., M.B.A., V.M.D.  Dr. Pykett has served as a director since February 2004. Dr. Pykett currently is chief executive officer of Talaris Advisors LLC, a privately held integrated, drug development advisory firm, a position he has held since January 2010. From November 2004 until January 2010, Dr. Pykett was president and chief operating officer of Alseres Pharmaceuticals, Inc. (formerly Boston Life Sciences, Inc.), a publicly held company engaged in the development of therapeutic and diagnostic products primarily for disorders in the central nervous system. From May 1996 until April 2003, Dr. Pykett served as president and chief executive officer and a director of Cytomatrix, LLC, a privately held biotechnology company focused on the research, development and commercialization of novel cell-based therapies that Dr. Pykett co-founded. Cytomatrix was acquired by Cordlife, Pte. Ltd., a subsidiary of CyGenics Ltd., a publicly held biotechnology company listed on the Australian Stock Exchange. From April 2003 to February 2004, Dr. Pykett served as president of Cordlife and then as president and director of CyGenics from February 2004 until November 2004. In addition, Dr. Pykett served as a director of Cordlife from April 2003 through November 2005 and a director of Oramax, LLC, a development stage dental implant company developing biomaterials for dental prostheses, from 2000 through 2006. Dr. Pykett held an adjunct faculty position at the Harvard School of Public Health from 1997 to 2004. Dr. Pykett graduated Phi Beta Kappa, summa cum laude from Amherst College, with a veterinary degree, and Phi Zeta, summa cum laude, from the University of Pennsylvania with a doctorate in molecular biology. He also earned an M.B.A., Beta Gamma Sigma, from Northeastern University. Dr. Pykett completed post-doctoral fellowships at the University of Pennsylvania and Harvard University. Dr. Pykett’s extensive drug development experience and his years of executive experience at development-stage biopharmaceutical companies provide our board with perspective on drug development and regulatory strategy for our product candidates and insight to our operational and financial challenges and opportunities.

Eric K. Rowinsky, M.D.  Dr. Rowinsky has served as a director since February 2008. Dr. Rowinsky currently is a scientific advisor to ImClone Systems Corporation, a wholly-owned subsidiary of Eli Lilly and Company, and an independent consultant to several other biotechnology, venture capital, private equity and consulting companies that focus on, or invest in companies that focus on, the development of cancer therapies. He has been an adjunct professor of medicine (division of medical oncology) at the New York University School of Medicine since September 2008. From February 2005 to December 2009, Dr. Rowinsky served as the chief medical officer of ImClone Systems Incorporated, a biopharmaceutical company focused on advancing oncology care which was acquired by Eli Lilly and Company in November 2008, and additionally served as executive vice president of ImClone from December 2007 to December 2009 and senior vice president from February 2005 to December 2007. His responsibilities at ImClone included managing clinical development, medical affairs, regulatory affairs and corporate strategy. Dr. Rowinsky held the position of director of the Institute of Drug Development at the Cancer Therapy and Research Center from 2002 to 2004 and was the director of clinical research at the IDD from 1996 to 2002. In addition, he held the SBC Endowed Chair for Early Drug Development at the IDD. From 1996 to 2006, Dr. Rowinsky was also a clinical professor of medicine (division of medical oncology and hematology) at the University of Texas Health Science Center, San Antonio, Texas. Dr. Rowinsky also served as an associate professor of oncology at the Johns Hopkins University School of Medicine from 1988 until 1996. Prior to joining ImClone, Dr. Rowinsky was a longstanding National Cancer Institute principal investigator on U01 anticancer drug development grants and a lead investigator on early developmental studies of many classes of cytotoxic agents and targeted therapeutics, including paclitaxel, docetaxel, irinotecan, vinorelbine, topotecan, erlotinib, gefitinib, panitumumab, temsirolimus and ridaforolimus. He served on the Board of Scientific Counselors of the National Cancer Institute from 2004 to 2007. Dr. Rowinsky is the editor-in-chief of Investigational New Drugs and an associate editor of Cancer Research, Clinical Cancer Research, Annals of Oncology, and several other oncology journals and has published over 295 manuscripts in both the preclinical and clinical research fields. Dr. Rowinsky also serves on the board of directors of Biogen Idec Inc., a global biotechnology company. From December 2007 to March 2008, he served on the board of directors of Tapestry Pharmaceuticals, Inc., a biopharmaceutical company focused on the development of cancer therapies. Dr. Rowinsky received a B.A. degree from New York University and an M.D. degree from the Vanderbilt University School of Medicine. Following his residency in internal medicine, he completed fellowship training in medical oncology at the Johns Hopkins University School of Medicine. Dr. Rowinsky’s expertise in anticancer drug development, his extensive experience as a member of scientific advisory boards, oncology advisory boards and project advisory boards of pharmaceutical and biotechnology companies, and his experience presenting aspects of several new drug applications to the U.S. Food and Drug Administration, or FDA, provide unique insight to our board of directors.

CORPORATE GOVERNANCE

Meetings of the Board and its Committees

As required under the rules of the NYSE Amex and our corporate governance guidelines, our board of directors meets on a regular basis as often as necessary to fulfill its responsibilities, including at least once each quarter, and our independent directors meet at least annually in executive session without the presence of non-independent directors and management. During 2009, our board of directors met nine times and took action by unanimous written consent twice, the audit committee met four times, the compensation committee met four times and the nominating and governance committee met once. Each member of our board of directors nominated for re-election at the Annual Meeting who served on our board during all or part of 2009 attended 75% or more of the aggregate of (i) the total number of board meetings held during the period of such member’s service and (ii) the total number of meetings of committees on which such member served during the period of such member’s service.

Director Independence

Our board of directors has determined that each of our current directors, Dr. Goldberg, Dr. Kostas, Mr. Lief, Dr. Pykett and Dr. Rowinsky, is an “independent director” as such term is defined in Section 803A(2) of the NYSE Amex LLC Company Guide. In addition, with respect to Alexander J. Denner, who served as a member of our board of directors during 2009 until October 16, 2009, our board of directors determined that he was an independent director during his service as a director. In addition to the consulting services transactions involving Dr. Pykett and Dr. Rowinsky described below under “Certain Relationships and Related Transactions — Consulting Services Agreement with Talaris Advisors LLC” and “Director Compensation — Consulting Services Agreement with Eric K. Rowinsky,” in making its independence determinations, our board of directors considered that we are required to cause our board of directors to nominate Dr. Kostas and, in 2009, Dr. Denner, to our board of directors as the “Purchaser Designee” pursuant to the terms of that certain Rights Agreement, dated July 27, 2005, as amended, or the Rights Agreement, as well as each of Dr. Kostas’ and Dr. Denner’s relationship with certain entities affiliated with Carl C. Icahn, which entities are “Purchasers” under the Rights Agreement, and such entities’ (a) ownership position in our company and (b) rights under the Rights Agreement entitling them to, among other things, participate in future sales by us of our securities and cause our board of directors to nominate a director nominee selected by them. With respect to Dr. Kostas, our board of directors also considered the consulting services he provided to us in 2008 and the fees we paid to him for those services, which were less than $5,000 in the aggregate. After considering these relationships and transactions, our board of directors determined they are not such that would interfere with Dr. Kostas’ or Dr. Denner’s ability to exercise independent judgment in carrying out the responsibilities of a director.

Board Committees

Our board of directors currently has a standing audit committee, compensation committee and nominating and governance committee. In February 2008, our board of directors created a research and development committee, but disbanded that committee in March 2010.

Audit Committee.  The audit committee currently consists of Mr. Lief (chair), Dr. Goldberg and Dr. Kostas. Dr. Kostas was appointed to the audit committee in February 2010. Dr. Pykett served as a member of the audit committee during 2009 and until February 2010. Our board of directors has determined that each member of the audit committee is an independent director under Section 803A(2) of the NYSE Amex LLC Company Guide and meets the applicable additional eligibility standards for audit committee service under Section 803B(2) of the NYSE Amex LLC Company Guide. In addition, our board of directors has determined that Mr. Lief qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934, as amended. The purpose of the audit committee is to oversee our accounting and financial reporting processes and audits of our financial statements and the effectiveness of our internal control over financial reporting. The responsibilities of the audit committee include appointing and providing for the compensation of an independent registered public accounting firm to conduct an annual audit of our financial statements, overseeing the work and evaluating the performance of the independent auditor, reviewing and evaluating our accounting principles and practices, approving all professional services to be provided to us by our independent registered public accounting firm, reviewing and overseeing any related party transactions, and overseeing implementation and enforcement of our insider trading policy. The audit committee is governed by a written charter approved by our board of directors.

Compensation Committee.  The compensation committee currently consists of Dr. Goldberg (chair) and Mr. Lief. During 2009, until October 2009, Dr. Denner served as a member of the compensation committee. Our board of directors has determined that each member of the compensation committee is an independent director under Section 803A(2) of the NYSE Amex LLC Company Guide. The compensation committee reviews, approves and administers all compensation arrangements for executives, administers our equity-based compensation plans, and establishes and reviews general policies relating to the compensation and benefits of our executives and other personnel. The compensation committee has authority to select, engage, compensate and terminate independent compensation consultants, legal counsel and such other advisors as it deems necessary and advisable to assist it in carrying out its responsibilities and functions. The compensation committee is governed by a written charter approved by our board of directors.

Nominating and Governance Committee.  The nominating and governance committee currently consists of Dr. Pykett (chair) and Dr. Rowinsky, each of whom our board of directors has determined is an independent director under Section 803A(2) of the NYSE Amex LLC Company Guide. The nominating and governance committee’s responsibilities include identifying, evaluating and recommending to our board of directors nominees for possible election to our board of directors and providing oversight with respect to corporate governance and succession planning matters. The nominating and governance committee is governed by a written charter approved by our board of directors.

Charters for the audit committee, the compensation committee and the nominating and governance committee, as well as our corporate governance guidelines, are posted on our corporate website at: www.adventrx.com.

Procedures for Determining Executive and Director Compensation

The compensation committee was formed to, among other things, assist our board of directors in the discharge of its responsibilities with respect to compensation of our executive officers and non-employee directors. In accordance with its charter, the compensation committee has authority to determine the amount and form of compensation paid to our chief executive officer, and to take such action, and to direct us to take such action, as is necessary and advisable to compensate our chief executive officer in a manner consistent with its determinations, and shall deliberate and vote on all such actions outside the presence of our chief executive officer. The compensation committee is responsible for reviewing, at least annually, the performance of our chief executive officer, including in light of any goals and objectives established for such performance, and, in light of such review, determining his or her compensation.

In accordance with its charter, the compensation committee also has authority to determine the amount and form of compensation paid to our other executive officers, employees, consultants and advisors and to review the performance of such persons in order to determine appropriate compensation. The compensation committee has authority to take such action, and to direct us to take such action, as is necessary and advisable to compensate such persons and to implement such policies and practices in a manner consistent with its determinations.

Except with respect to its responsibilities regarding setting compensation for our chief executive officer and our other executive officers, the compensation committee may delegate its authority to individual members of the compensation committee or other members of our board of directors. In addition, to the extent permitted by applicable law and regulations, the compensation committee may delegate to one or more of our officers (or other appropriate supervisory personnel) the authority to grant stock options, stock appreciation rights, restricted stock units and performance units to our employees (who are not officers or members of our board of directors), including employees of any subsidiary of the Company; provided, however that (a) the number of shares of our common stock underlying such options, stock appreciation rights, restricted stock units and performance units are consistent with guidelines previously approved by the compensation committee; (b) the per-share exercise or purchase price of such awards equals the fair market value of our common stock on the date of grant; and (c) the vesting and other terms that apply to such awards are the same terms as apply under our standard form of agreement under the applicable equity compensation plan, provided that such officer(s) may, in such officer(s)’ discretion, grant awards that are fully vested on the date of grant of the award or grant awards with more restrictive vesting requirements.

Historically, prior to 2009, our chief executive officer would review and assess the performance of the other executive officers for the preceding year in the first quarter of each year and subsequently make recommendations to the compensation committee regarding the amount and form of compensation packages for those officers for the current year. During 2008 and 2009, we experienced substantial turn-over in our executive and management ranks, and did not have a chief executive officer or president from October 2008 until February 2010. With respect to executive officer compensation for 2009, in December 2008 and the first quarter of 2009, the compensation committee reviewed and assessed our financial condition and priorities and, taking into consideration our then primary focus on evaluating strategic options, including the sale or exclusive license of one or more of our product candidate programs, a strategic business merger and other similar transactions, and input from our then remaining executive officers, approved certain severance benefits and equity incentive awards. In the third quarter of 2009, after we had raised additional funds to continue our operations and we had only two remaining employees, both of whom were executive officers, the compensation committee re-evaluated the compensation of those executive officers, with input from the executive officers, and set new 2009 compensation packages for the executive officers. For 2010, the compensation committee met in the first quarter of the year to review and assess the 2009 performance of our two executive officers and to determine their 2009 non-equity incentive plan awards and compensation for 2010. The executive officers presented the compensation committee with an assessment of their performance and a proposal for their compensation packages, which the compensation committee considered in making its determinations. The executive officers were not present during the compensation committee’s determination of their 2009 or 2010 compensation.

With respect to non-employee director compensation, the compensation committee reviews such compensation practices and policies at least annually and makes a recommendation to our board of directors as to the amount and form of non-employee director compensation. Our board of directors, taking the compensation committee’s recommendation into consideration, sets the form and amount of non-employee director compensation.

In 2007, the compensation committee retained Frederic W. Cook & Co., Inc., a nationally-recognized compensation consulting firm, to provide an independent evaluation of our compensation practices and programs. The compensation committee did not engage F.W. Cook in 2009. However, in light of F.W. Cook’s familiarity with our company and industry, our executive officers contacted F.W. Cook with certain specific questions to assist them in providing input to the compensation committee regarding executive compensation matters. Neither F.W. Cook nor any of its affiliates provided any services to us in 2009 apart from the above-described advice regarding executive compensation matters.

Board Leadership Structure and Role in Risk Oversight

The leadership structure of our board of directors is such that the chair of our board of directors and chief executive officer positions are separated. Mr. Lief, an independent director, has served as chair of our board of directors since May 2007. We believe having an independent chair of our board of directors with extensive executive experience in the life sciences industry during a period in which the Company experienced substantial turn-over in management has provided our board of directors with consistent, experienced and independent leadership that enhanced the effectiveness of our board of directors as a whole. Our corporate governance guidelines do not require our board of directors to choose an independent chair or to separate the roles of chair and chief executive officer, but our board of directors believes this leadership structure is the appropriate structure for the Company at this time. Pursuant to our corporate governance guidelines, our board of directors may choose its chair in any manner that it deems to be in the best interests of the Company. If, in the future, the chair of our board of directors is not an independent director, our board of directors may designate an independent director to serve as a lead independent director.

Our board of directors is responsible for oversight of risks facing the Company, while our management is responsible for day-to-day management of risk. Our board of directors, as a whole, directly administers its risk oversight function. In addition, the risk oversight function is also administered through the standing committees of our board of directors, which oversee risks inherent in their respective areas of responsibility, reporting to our board of directors regularly and involving our board of directors as necessary. For example, the audit committee oversees our financial exposure and financial reporting related risks, and the compensation committee oversees risks related to our compensation programs and practices. Our board of directors as a whole directly oversees our strategic and business risk, including product development risk, through regular interactions with our management and, from time-to-time, input from independent advisors. We believe our board’s leadership structure supports its role in risk oversight, with our chief executive officer and our president and chief operating officer responsible for assessing and managing risks facing the Company on a day-to-day basis and the chair and other members of our board of directors providing oversight of such risk management.

DIRECTOR NOMINATIONS

Criteria for Board Membership

In selecting candidates for appointment or election to our board of directors, the nominating and governance committee considers the appropriate balance of experience, skills and characteristics required of our board of directors, and seeks to insure that at least a majority of the directors are independent under the rules of the NYSE Amex, that members of the audit committee meet the financial literacy and sophistication requirements under the rules of the NYSE Amex and that at least one of member of the audit committee qualifies as an “audit committee financial expert” under the rules of the SEC. Nominees for director are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of our company’s business environment, willingness to devote adequate time to board duties, the interplay of the nominee’s experience and skills with those of other directors and the extent to which the nominee would be a desirable addition to our board of directors and any of its committees. Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating and governance committee may also consider such other factors as it may deem are in the best interests of the Company and our stockholders. The nominating and governance committee does not have a policy regarding board diversity, but it takes diversity of professional experience and perspective within the pharmaceutical and biotechnology industries into account in identifying and selecting director nominees.

Stockholder Recommendations

Other than under the Rights Agreement, we have never received a proposal from a stockholder to nominate a director. The nominating and governance committee will consider qualified candidates for director suggested by stockholders by applying the criteria for board membership described above. Stockholders wishing to suggest a qualified director candidate for review and consideration by the nominating and governance committee must provide a written statement to our corporate secretary that includes the following information: a statement that the proposing stockholder is a stockholder of the Company and is proposing a candidate for consideration by the nominating and governance committee; the name, age, business address and residence address of the proposed nominee; a statement of the proposed nominee’s business and educational experience; the proposed nominee’s principal occupation or employment; the class and number of shares of our capital stock beneficially owned by the proposed nominee; a detailed description of all relationships, arrangements or understandings between the proposing stockholder and the proposed nominee and any other person or persons (naming such person or persons) pursuant to which such proposed nomination is being made by the stockholder; a detailed description of all relationships, arrangements or understandings between the proposed nominee and any service-providers, suppliers or competitors of the Company; information regarding each of the criteria for board membership described above in sufficient detail to allow the nominating and governance committee to evaluate the proposed nominee; and a statement from the proposed nominee that he or she is willing to be considered and willing to serve as a director if nominated and elected. The proposing stockholder must also include the following information with respect to such stockholder: the proposing stockholder’s name and address, as they appear on the Company’s books, and the class and number of shares of our capital stock beneficially owned by the proposing stockholder. If a stockholder submits a director recommendation in compliance with the procedure described above, the nominating and governance committee will conduct an initial evaluation of the proposed nominee and, if it determines the proposed nominee may be qualified, the nominating and governance committee and one or more members of our management team will interview the proposed nominee to determine whether he or she might be suitable to be a director. If the nominating and governance committee determines the proposed nominee would be a valuable addition to our board of directors, based on the criteria for board membership described above and our board of directors’ specific needs at the time, it will recommend to our board of directors such person’s nomination.

Separately, our bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our board of directors at our annual meeting of stockholders. Such nominations may be made only if the stockholder has given timely written notice to our corporate secretary containing the information required by our bylaws. To be timely, such notice must be received at our principal executive offices not earlier than the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in our notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), except that if no annual meeting was held in the previous year or the date of the annual meeting is more than 30 days earlier or later than such anniversary date, such notice must be received not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the date on which we first publicly announce the date of such meeting.

Process for Identifying and Evaluating Nominees

Each year before recommending to the board a slate of nominees for director, the nominating and governance committee will consider each incumbent director’s performance on our board of directors and willingness to continue in service. In the ordinary course, absent special circumstances or a material change in the criteria for board membership, the nominating and governance committee will recommend for nomination incumbent directors with skills and experience that are relevant to our business and who are willing to continue in service. If an incumbent director is not willing to stand for re-election, or if a vacancy on our board of directors occurs between annual stockholder meetings and our board of directors determines to fill such vacancy, the nominating and governance committee will identify the desired skills and experience of a new nominee based on the criteria for board membership described above and any specific needs of our board of directors at the time. The nominating and governance committee will then seek suggestions from other members of our board of directors and our senior management as to individuals meeting such criteria. Potential nominees will be selected based on input from members of our board of directors, our senior management and, if the nominating and governance committee deems appropriate, a third-party search firm. The nominating and governance committee will evaluate each potential nominee’s qualifications and check relevant references; in addition, such individuals will be interviewed by at least one member of the nominating and governance committee. Following this process, the nominating and governance committee will determine whether to recommend to our board of directors that a potential nominee be presented as a nominee for election by the stockholders or be appointed to fill a vacancy on our board of directors, as the case may be. Historically, our board of directors nominates for election at our annual stockholder meetings the individuals recommended by the nominating and governance committee.

Director Arrangements

Under the terms of the Rights Agreement, we are required to cause our board of directors to nominate for election to our board of directors an individual, who we refer to as the Purchaser Designee, selected by the “Purchasers” who at the time own a majority of the “Purchased Shares.” Odysseas D. Kostas is the current Purchaser Designee. “Purchasers,” as defined in the Rights Agreement, refers to those entities, including entities affiliated with Carl C. Icahn, that purchased our common stock and warrants in a private transaction in July 2005. “Purchased Shares,” as defined in the Rights Agreement, refers to those shares of common stock outstanding and issuable upon exercise of warrants issued to the Purchasers in connection with the July 2005 transaction. The Purchasers’ right to select a Purchaser Designee for nomination to our board of directors terminates upon the earlier of (i) July 27, 2012, (ii) the date that the Purchasers’ aggregate holdings of Purchased Shares (either of record or beneficially) is, as a result of sales or other dispositions thereof, equal to less than 50% of the aggregate number of shares purchased by the Purchasers in connection with the July 2005 transaction, and (iii) upon a change of control of the Company.

Under the terms of a Third Amendment to Rights Agreement, dated August 26, 2009, the Rights Agreement was amended such that we agreed to set the authorized number of directors constituting our board of directors at six; provided, however, that in the event a director resigns from our board of directors and any resulting vacancy is not filled by a majority of the directors then in office, which majority shall include the Purchaser Designee, if there is then a Purchaser Designee, our board of directors may decrease the authorized number of directors to the number of directors then in office (including for this purpose the appointment of a director to fill any vacancy resulting from such resignation); provided, further, that, from time to time, our board of directors may increase the number of authorized directors provided that any vacancy created by such an increase is filled by a majority of our board of directors then in office, which majority shall include the Purchaser Designee, if there is then a Purchaser Designee. Currently, and in accordance with the Rights Agreement, as amended, the number of authorized directors constituting our board of directors is five.

COMMUNICATIONS WITH DIRECTORS

Stockholders who wish to communicate with our directors to report complaints or concerns related to accounting, internal accounting controls or auditing may do so using the audit committee’s procedures for the receipt of such communications. These procedures allow submitting the complaint or concern telephonically as set forth in our Code of Business Conduct and Ethics, which is available on our corporate website at www.adventrx.com.

If any stockholder wishes to address questions regarding the business affairs of the Company directly to our board of directors, or any individual director, the stockholder must submit the inquiry in writing to: ADVENTRX Pharmaceuticals, Inc., Attn: Investor Relations, 6725 Mesa Ridge Road, Suite 100, San Diego, California 92121. Submitting stockholders should indicate they are a stockholder of the Company. Depending on the subject matter, investor relations will: forward the inquiry to the chair of our board of directors, who may forward the inquiry to a particular director if the inquiry is directed towards a particular director; forward the inquiry to the appropriate personnel within the Company (for instance, if it is primarily commercial in nature); attempt to handle the inquiry directly (for instance, if it is a request for information about the Company or a stock-related matter); or not forward the inquiry, if it relates to an improper or inappropriate topic or is otherwise irrelevant.

We encourage all of our directors to attend our annual meetings of stockholders. Mr. Lief attended our 2009 annual meeting of stockholders.

EXECUTIVE OFFICERS

Our executive officers, their ages and positions held as of May 17, 2010, are as follows:

Name	Age	Position

Brian M. Culley	39	Chief Executive Officer
Patrick L. Keran	38	President and Chief Operating Officer

Biographical Information of Executive Officers

Brian M. Culley, M.A., M.B.A.  Mr. Culley joined our company in December 2004 and currently serves as our chief executive officer, a position he has held since February 2010. He has served as our principal executive officer since February 2009. From January 2007 to February 2010, he served as our chief business officer and senior vice president. From February 2006 to January 2007, Mr. Culley served as our senior vice president, business development, and, from December 2004 to February 2006, he served as our vice president, business development. From 2002 until 2004, Mr. Culley managed all strategic collaborations and licensing agreements for iTherx, Inc. (formerly, Immusol, Inc.) in San Diego, where his most recent title was director of business development and marketing. From 1999 until 2000, he was a licensing and marketing associate at the University of California, San Diego, department of technology transfer & intellectual property services and from 1996 to 1999, he was a research associate for Neurocrine Biosciences, Inc., where he performed drug discovery research. Mr. Culley has over 15 years of experience in the biotechnology industry, including deal structure and negotiation, licensing, due diligence, market and competitive research, and venture funding. He received a B.S. in biology from Boston College, a masters in biochemistry from the University of California, Santa Barbara and an M.B.A. from The Johnson School of Business at Cornell University with an emphasis on private equity and entrepreneurship.

Patrick L. Keran, J.D.  Mr. Keran joined our company in August 2006 and currently serves as our president and chief operating officer, a position he has held since February 2010. He has also served as our principal financial and accounting officer since July 2009 and as our secretary since September 2006. From August 2006 to February 2010, Mr. Keran served as our general counsel and, from January 2007 to February 2010, he served as our vice president, legal. From April 2004 to August 2006, Mr. Keran was associate general counsel at Isis Pharmaceuticals, Inc., a publicly held drug discovery and development company. From February 2003 to April 2004, Mr. Keran practiced corporate law at the law firm of Heller Ehrman LLP, specializing in public and private financings, licensing arrangements, mergers and acquisitions and corporate governance matters. From September 1999 to February 2003, Mr. Keran practiced law at the law firm of Brobeck Phleger & Harrison LLP where he had a similar corporate practice. Mr. Keran is licensed to practice law in the State of California. Mr. Keran received a B.A. from the University of California at San Diego and a J.D. from the University of California at Berkeley, Boalt Hall School of Law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of May 17, 2010 (the “Evaluation Date”), or an earlier date for information based on filings with the SEC, by (a) each person known to us to beneficially own more than 5% of the outstanding shares of our common stock, (b) each director and nominee for director, (c) each of the named executive officers listed in the compensation tables included in this proxy statement and (d) all of our directors and executive officers as a group. The information in this table is based solely on statements in filings with the SEC or other reliable information. As of the Evaluation Date, 14,296,085 shares of our common stock were outstanding. The information in this table reflects the 1-for-25 reverse split of our outstanding common stock effected on April 23, 2010 and the proportionate adjustments made to outstanding warrants and options to purchase our common stock.

	Beneficial	Percent
Name and Address of Beneficial Owner(1)(2)	Ownership(3)	of Class

Michael M. Goldberg(4)	13,595	*
Odysseas D. Kostas(5)	1,888	*
Jack Lief(6)	10,555	*
Mark J. Pykett(7)	12,875	*
Eric K. Rowinsky(8)	8,555	*
Brian M. Culley(9)	32,648	*
Patrick L. Keran(10)	25,865	*
Michele L. Yelmene	—	*
All directors and executive officers as a group (7 persons)(11)	105,981	*

*	Less than 1%

(1)	Unless otherwise indicated, the address of each of the listed persons is c/o ADVENTRX Pharmaceuticals, Inc., 6725 Mesa Ridge Road, Suite 100, San Diego, California 92121.

(2)	We do not know of any person or group of persons that holds 5% or more of our common stock as of the Evaluation Date.

(3)	Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days of the Evaluation Date. Except as otherwise noted, (a) each person or entity has sole voting and investment power with respect to the shares shown and (b) none of the shares shown as beneficially owned on this table are subject to pledge. In calculating the percentage ownership of each person identified in the table, shares underlying options, warrants or other rights to acquire shares of our common stock held by that person that are either currently exercisable or exercisable within 60 days of the Evaluation Date are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other individual or entity. Percentage ownership for each person is based on the number of shares of our common stock outstanding as of the Evaluation Date, together with the applicable number of shares of common stock subject to options, warrants or other rights to acquire shares of our common stock currently exercisable or exercisable within 60 days of the Evaluation Date for that person or group of persons.

(4)	Consists of (a) 12,555 shares of common stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date and (b) 1,040 shares of common stock held directly by Dr. Goldberg.

(5)	Consists of 1,888 shares of common stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date.

(6)	Consists of 10,555 shares of common stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date.

(7)	Consists of (a) 12,555 shares of common stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date and (b) 320 shares of common stock held by Dr. Pykett and his spouse, as joint tenants.

(8)	Consists of 8,555 shares of common stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date.

(9)	Consists of 32,648 shares of common stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date.

(10)	Consists of 25,865 shares of common stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date.

(11)	Includes 104,621 shares of common stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have incorporated into our written review and approval policies certain procedures designed to ensure that any proposed transaction in which we would be a participant and in which any of our directors, executive officers, holders of more than 5% of our common stock, or any member of the immediate family of any of the foregoing, would have a direct or indirect material interest is reviewed by individuals within the Company familiar with the requirements of Item 404 of Regulation S-K promulgated by the SEC. If any such proposed transaction would require disclosure pursuant to Item 404(a), it will be presented to the audit committee for review and, if appropriate, approval.

Other than the following transactions and the transactions described under “Executive Officer Compensation” and “Director Compensation” below, since January 1, 2008, there has not been, nor currently are there proposed, any transactions or series of similar transactions in which our company was or is to be a participant and the amount involved exceeds or will exceed 1% of the average of our total assets at December 31, 2008 and 2009, which is approximately $98,682, and in which any of our directors, executive officers, holders of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest. All share and per share information included below reflects retrospective application of the 1-for-25 reverse split of our outstanding common stock effected on April 23, 2010.

Consulting Services Agreement with Talaris Advisors LLC

As of February 1, 2010, we entered into a service agreement with Talaris Advisors LLC, a privately held integrated drug development advisory firm, pursuant to which Talaris will assist us in planning for and conducting a meeting with the U.S. Food and Drug Administration to discuss the data from our bioequivalence study of ANX-514 and will provide strategic guidance regarding regulatory strategy for ANX-514 based upon the outcome of the meeting. The agreement has a four-month term, but may be extended by mutual agreement between us and Talaris. Pursuant to the agreement, we will pay Talaris a total of $110,000 for its services and reimburse it for reasonable and necessary direct expenses of up to $9,000 incurred in connection with the performance of its services to us. Mark J. Pykett, a member of our board of directors, is the chief executive officer and a member of Talaris. The dollar value of his interest in these transactions between us and Talaris will not exceed the total value of such transactions as described above.

Separation Arrangements with Former Chief Executive Officer and President

Evan M. Levine was employed by us from October 2002 to October 2008, and he most recently served as our chief executive officer and president. Mr. Levine also served as a member of our board of directors from October 2002 to December 2008. In December 2008, we entered into a Confidential Separation Agreement and General Release of All Claims with Mr. Levine, which we refer to herein as the Levine Separation Agreement, regarding the terms of his employment separation.

As set forth in the Levine Separation Agreement, in exchange for a mutual release of claims and Mr. Levine’s agreement and representations (as more fully described below), we agreed to provide a severance payment of $225,000 to Mr. Levine. In addition, we agreed to provide a health benefit allowance of $19,870, which Mr. Levine could use, at his discretion, to pay the premiums required to continue his group health care coverage under COBRA or any other health care related expenses. The severance payment and the health benefit allowance were paid in one lump sum, less applicable payroll deductions and required withholdings, in January 2009. In addition, pursuant to the Levine Separation Agreement, we agreed to issue 40,000 fully-vested shares of our common stock to Mr. Levine, subject to the satisfaction of certain conditions by January 30, 2009, or, if those conditions were not so satisfied, pay Mr. Levine an additional $100,000 in one lump sum, less applicable payroll deductions and required withholdings. In February 2009, because the conditions to our obligation to issue the shares had not been timely satisfied, we paid Mr. Levine an additional $100,000 in one lump sum, less applicable payroll deductions and required withholdings. In November 2008, prior to entering into the Levine Separation Agreement, we paid Mr. Levine a total of $40,000 in four weekly installments ending in December 2008 in exchange for his agreement not to sign a Confidential Separation Agreement and General Release of All Claims that was presented to him on October 19, 2008 to allow time for discussions related to the terms of Mr. Levine’s employment separation and release of claims to continue.

Under the Levine Separation Agreement, Mr. Levine represented that he had returned to us all property, data and information belonging to us, agreed not to use or disclose to others any confidential or proprietary information of ours and agreed to comply with his continuing obligations under various agreements and other documents as previously executed by him. In addition, we and Mr. Levine each agreed that neither will make any voluntary statements, written or oral, or cause or encourage others to make any such statements, that defame, disparage or in any way criticize the personal and/or business reputation, practices or conduct of, respectively, Mr. Levine, on the one hand, or our company or our employees, officers and directors, among others, on the other hand. Each of us and Mr. Levine also represented that neither had filed any lawsuits, complaints or other accusatory pleadings against the other.

Separation and Consulting Services Arrangements with Former Chief Financial Officer and Senior Vice President

Gregory P. Hanson was employed by us from December 2006 to April 2008 as our chief financial officer and senior vice president. In April 2008, we entered into a letter agreement with Mr. Hanson, which we refer to herein as the Hanson Separation Agreement, regarding the terms of his employment separation.

As set forth in the Hanson Separation Agreement, in exchange for a mutual release of claims and Mr. Hanson’s agreement and representations (as more fully described below), we paid Mr. Hanson an aggregate of $125,000, which was equal to six months of Mr. Hanson base salary in effect at the time of termination, less applicable payroll deductions and required withholdings, in substantially equal installments beginning in April 2008, in accordance with our standard payroll practices over 13 pay periods. In addition, we paid Mr. Hanson $20,997, less applicable payroll deductions and required withholdings, which we and Mr. Hanson agreed satisfied in full our obligation under our offer letter agreement with Mr. Hanson to pay all costs that we would otherwise have incurred to maintain Mr. Hanson’s health, welfare and retirement benefits if Mr. Hanson had continued for six continuous months after Mr. Hanson’s termination date. We paid the $20,997 amount in substantially equal installments commencing on and continuing in accordance with the same schedule described above with respect to payment of Mr. Hanson’s severance amount. Furthermore, we accelerated the vesting and extended the time to exercise vested shares under the stock option granted to Mr. Hanson in December 2006 in connection with the commencement of his employment. Under this option, Mr. Hanson was granted the right to purchase up to 10,000 shares of our common stock at a price of $64.25 per share, which right was subject to a vesting schedule. As of Mr. Hanson’s termination date, this option was vested as to 3,125 shares and unvested as to 6,875 shares. Pursuant to the Hanson Separation Agreement, we accelerated vesting as to 1,250 of the unvested shares, which resulted in this option being vested as to a total of 4,375 shares, and extended the time for Mr. Hanson to exercise the vested shares under this option through September 29, 2008. Mr. Hanson did not exercise the option by September 29, 2008 and, accordingly, it terminated on that date. The closing market price of our common stock on September 29, 2008 was $4.50 per share, while the exercise price of the option was $64.25 per share.

Under the Hanson Separation Agreement, Mr. Hanson represented that he had returned to us all of our property and data that had been in his possession or control and acknowledged that he will continue to be bound by an agreement with us regarding the use and confidentiality of our confidential information and, in particular, that he will hold all of our confidential information in confidence and not directly or indirectly use any aspect of such confidential information. Mr. Hanson also agreed not to make any voluntary statements, written or oral, or cause or encourage others to make any such statements that defame or disparage our company and, among others, our officers and directors.

In addition, in April 2008, we and Mr. Hanson entered into a consulting agreement and related confidential information and invention assignment agreement. Under the consulting agreement, Mr. Hanson agreed to provide consulting services on an as-needed basis and we agreed to pay Mr. Hanson (a) for the first ten hours in a particular calendar month, $250 per hour and (b) for any time beyond ten hours in a particular calendar month, $150 per hour. Either party could terminate the consulting agreement upon written notice, except that Mr. Hanson could not terminate the consulting agreement, other than for our failure to pay Mr. Hanson as set forth in the consulting agreement, prior to December 31, 2008. In 2008, consulting fees to Mr. Hanson under our consulting agreement totaled $375. In 2009, Mr. Hanson did not provide any consulting services to us and we did not pay any amounts to him under the consulting agreement.

Separation Arrangements with Former Chief Scientific Officer and Senior Vice President

Joan M. Robbins was employed by us from March 2003 to October 2008, and she most recently served as our chief scientific officer and senior vice president. In October 2008, we entered into a Confidential Separation Agreement and General Release of All Claims, which we refer to herein as the Robbins Separation Agreement, regarding the terms of her employment separation.

As set forth in the Robbins Separation Agreement, in exchange for a release of claims and Dr. Robbins’ agreement to provide certain transition assistance and Dr. Robbins’ other agreements and representations (as more fully described below), we agreed to provide a severance payment of $123,615 to Dr. Robbins. In addition, we agreed to provide a health benefit allowance of $8,309, which Dr. Robbins could use, at her discretion, to pay the premiums required to continue her group health care coverage under COBRA or any other health care related expenses. We agreed to pay the severance payment and the health benefit allowance in 11 substantially equal installments over a period of five and one-half months, less applicable payroll deductions and required withholdings, beginning in December 2008, conditioned upon Dr. Robbins’ making herself available as needed during that period to answer business-related questions by telephone or in person as deemed reasonably necessary by us.

Under the Robbins Separation Agreement, Dr. Robbins represented that she had returned to us all property, data and information belonging to us and agreed not to use or disclose to others any of our confidential or proprietary information and agreed to comply with her continuing obligations under various agreements and other documents as previously executed by her. In addition, she agreed to make herself available, as needed, without any additional compensation, to answer business-related questions by telephone or in person as deemed reasonably necessary by us and that she would not make any voluntary statements, written or oral, or cause or encourage others to make any such statements, that defame, disparage or in any way criticize the personal and/or business reputation, practices or conduct of our company or our employees, officers and directors, among others. Dr. Robbins also represented that she had not filed any lawsuits, complaints or other accusatory pleadings against us.

Separation Arrangements with Former President and Chief Medical Officer

Dr. James Merritt was employed by us from September 2006 to January 2008 as our president and chief medical officer. In February 2008, we entered into a letter agreement with Dr. Merritt, which we refer to herein as the Merritt Separation Agreement, regarding the terms of his employment separation.

As set forth in the Merritt Separation Agreement, in exchange for a mutual release, beginning in February 2008, we paid Dr. Merritt an aggregate of $181,250, which was equal to six months of Dr. Merritt’s base salary in effect at the time of termination, less applicable state and federal payroll deductions, in substantially equal installments in accordance with our standard payroll practices over 13 pay periods. In addition, we paid Dr. Merritt $16,038, less applicable state and federal payroll deductions, which we and Dr. Merritt agreed satisfied in full our obligation under our offer letter agreement with Dr. Merritt to pay all costs that we would otherwise have incurred to maintain Dr. Merritt’s health, welfare and retirement benefits if Dr. Merritt’s employment had continued for six continuous months after Dr. Merritt’s termination date. We paid the $16,038 amount in substantially equal installments commencing on and continuing in accordance with the same schedule described above with respect to payment of Dr. Merritt’s severance amount. Furthermore, we accelerated the vesting and extended the time to exercise vested shares under the stock option granted to Dr. Merritt in September 2006 in connection with the commencement of his employment. Under this option, Dr. Merritt was granted the right to purchase up to 12,000 shares of our common stock at a price of $71.50 per share, which right was subject to a vesting schedule. As of Dr. Merritt’s termination date, this option was vested as to 4,000 shares and unvested as to 8,000 shares. Pursuant to the Merritt Separation Agreement, we accelerated vesting as to 1,249 of the unvested shares, which resulted in this option being vested as to a total of 5,249 shares, and extended the time for Dr. Merritt to exercise the vested shares under this option to noon (Pacific time) on December 31, 2008. Dr. Merritt did not exercise the option by the December 31, 2008 deadline and, accordingly, it terminated. The closing market price of our common stock on December 31, 2008 was $2.00 per share, while the exercise price of the option was $71.50 per share. In addition, as of his termination date, Dr. Merritt held another option that was vested as to 333 shares. Pursuant to its terms, this option expired, unexercised, on April 28, 2008.

Under the Merritt Separation Agreement, Dr. Merritt represented that he had returned to us all of our property and data that had been in his possession or control and acknowledged that he is bound by an agreement with us regarding the use and confidentiality of our confidential information.

Indemnification of Officers and Directors

Our amended and restated certificate of incorporation and our bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have entered into indemnification agreements with each of our directors and officers, and we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth information concerning compensation earned for services rendered to us during the years ended December 31, 2009 and December 31, 2008 by (i) each individual serving as principal executive officer during 2009, (ii) the two most highly compensated executive officers, other than the individuals serving as our principal executive officer, who were serving as executive officers as of December 31, 2009, and (iii) the individuals who would have qualified under the foregoing clause (ii) but for the fact that such individuals were not serving as executive officers as of December 31, 2009. Collectively, these individuals are referred to as the “named executive officers.” All share and per share information included below reflects retrospective application of the 1-for-25 reverse split of our outstanding common stock effected on April 23, 2010.

	Summary Compensation Table
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
				Awards	Awards	Compensation	Compensation	Compensation
Name and Principal Position	Year	Salary	Bonus	(1)	(2)	(3)	Earnings	(4)	Total

Brian M. Culley	2009	$316,817	—	$0	$215,900	$225,000	—	$962 (5)	$758,679
Chief Executive Officer	2008	$262,500	—	—	$102,160	—	—	$14,398	$379,058
Patrick L. Keran	2009	$290,781	—	$0	$215,900	$225,000	—	$6,154	$737,835
President and	2008	$231,000	—	—	$102,160	—	—	$14,233	$347,393
Chief Operating Officer
Michele L. Yelmene	2009	$102,834	—	$0	—	—	—	$94,829 (7)	$197,663
Former Vice President, Regulatory	2008	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Affairs and Quality(6)

(1)	The amounts in this column represent the grant date fair value of a restricted stock unit award granted to each of the named executive officers on January 30, 2009, calculated in accordance with the provisions of FASB ASC Topic 718. Mr. Culley received 48,000 restricted stock units, Mr. Keran received 34,000 restricted stock units and Ms. Yelmene received 18,000 restricted stock units. Vesting and settlement of the restricted stock unit awards were conditioned upon our consummation of a strategic transaction. The grant date fair value of zero for each of these awards is based on our assessment that achievement of the vesting condition was not probable (assessed as of the grant date). Assuming 100% probability of meeting the vesting condition, the value of the restricted stock unit awards as of the grant date would have been $108,000 for Mr. Culley, $76,500 for Mr. Keran, and $40,500 for Ms. Yelmene. The restricted stock unit awards granted to Mr. Culley and Mr. Keran were forfeited by them and cancelled in July 2009 and the restricted stock unit award granted to Ms. Yelmene was also cancelled in July 2009 in connection with the termination of her employment. As a result of these cancellations, the officers have not and will not receive any compensation or pecuniary value from these restricted stock unit awards.

(2)	The amounts in this column represent the aggregate grant date fair value of option awards granted to the named executive officers in 2009 and 2008, respectively, calculated in accordance with the provisions of FASB ASC Topic 718. For a description of the assumptions used to calculate the grant date fair value of the option awards granted in 2009, see Note 7 of the Notes to Consolidated Financial Statements contained in our annual report on Form 10-K for the year ended December 31, 2009. For a description of the assumptions used to calculate the grant date fair value of the option awards granted in 2008, see Note 8 of the Notes to Consolidated Financial Statements contained in our annual report on Form 10-K for the year ended December 31, 2008.

(3)	We paid the amounts set forth in this column pursuant to the terms of our 2009 mid-year incentive plan. See “Narrative to Summary Compensation Table — Short-term Non-equity Incentive Plan and Employment Retention and Severance Arrangements” below for a description of the material terms of our 2009 mid-year incentive plan.

(4)	Except as otherwise indicated, the amounts in this column consist of (a) matching contributions made pursuant to our tax-qualified 401(k) plan and (b) premiums paid for life insurance policies for the benefit of our executives.

(5)	Consists only of the premiums paid for life insurance policies for the benefit of Mr. Culley.

(6)	Ms. Yelmene’s employment with us ended on July 1, 2009. She has served as a consultant to us since her employment ended pursuant to a consulting agreement, the material terms of which are described below under “Narrative to Summary Compensation Table — Consulting Arrangements with Michele Yelmene.” Compensation information for Ms. Yelmene for 2008 is not included because she was not a 2008 named executive officer.

(7)	Consists of (a) matching contributions pursuant to our 401(k) plan of $4,746, (b) life insurance premiums of $238, (c) accrued vacation benefits paid in connection with termination of employment of $30,220, and (d) consulting fees earned of $59,625.

Narrative Disclosure to Summary Compensation Table

Base Salary

In July 2009, the compensation committee of our board of directors increased the annual base salaries of Mr. Culley and Mr. Keran to $315,000 and $289,000, respectively, which adjustments were retroactive to January 1, 2009.

Short-term Non-equity Incentive Plan and Employment Retention and Severance Arrangements

Each of Mr. Culley’s and Mr. Keran’s employment with us is at-will and they may terminate their employment with us at any time with or without prior notice. In July 2009, the compensation committee of our board of directors adopted both a 2009 mid-year incentive plan and a retention and severance plan applicable to Mr. Culley and Mr. Keran. We determined that these plans were necessary to incentivize and retain Mr. Culley and Mr. Keran, who at the time were our only employees, and reinforce their dedication to us during a period when they would otherwise likely seek alternative employment. As a part of adopting these plans, we terminated the retention and incentive agreements that we had entered into with each of Mr. Culley and Mr. Keran in January 2009 and the awards of restricted stock units, representing the right to receive 48,000 and 34,000 shares, respectively, of our common stock, that we granted to Mr. Culley and Mr. Keran in January 2009. We did not pay any amounts to either Mr. Culley or Mr. Keran pursuant to the January 2009 retention and incentive agreements before those agreements were terminated.

2009 Mid-Year Incentive Plan.  Under our 2009 mid-year incentive plan, each of Mr. Culley and Mr. Keran were eligible for cash incentive awards based 100% on our achievement of corporate performance objectives set by the compensation committee and in effect at the end of 2009. The target award amount for each of Mr. Culley and Mr. Keran was $150,000. The actual payout amount of each award was based on the target amount, subject to increase or decrease by multiplying the target amount by a corporate performance multiplier determined by the compensation committee in the first quarter of 2010 based on its assessment of overall corporate performance in 2009 against the performance objectives. Award multipliers could range from zero to 1.5 and would be the same for each participant. Performance objectives were adopted at the time the plan was adopted, but, pursuant to the terms of the plan, the compensation committee had authority to adjust, re-weight, replace or eliminate any objective that became irrelevant or undesirable during the plan period or if a strategic change or other event affecting one or more of the objectives took place. Given the uncertainty of our ability to continue to operate as a going concern during 2009 and the fact that we were actively seeking strategic partners, the compensation committee determined that providing flexibility as to the performance goals under the plan was important in realizing the objectives of the plan, which were primarily to incentivize our two remaining employees to achieve near-term corporate objectives that would enhance stockholder value and incentivize these employees to remain employed by and dedicated to our company. Although the plan provided flexibility to modify the corporate performance objectives, the objectives set at the time of adoption of the plan were not subsequently changed. The corporate objectives consisted of four equally-weighted goals involving the successful completion of bioequivalence data analysis, acceptance of regulatory documents by the FDA, acceptance by the NYSE Amex of a plan to regain compliance with applicable listing criteria and maintenance of specified levels of working capital at December 31, 2009. In January 2010, the compensation committee determined the award multiplier applicable to Mr. Culley’s and Mr. Keran’s target award amount under the plan would be 1.5, and, in accordance with the plan, we awarded $225,000 to each of Mr. Culley and Mr. Keran.

Retention and Severance Arrangements.  Under the retention and severance plan we adopted in July 2009, if the employment of Mr. Culley or Mr. Keran, as applicable, terminates at any time as a result of an involuntary termination, and Mr. Culley or Mr. Keran, as applicable, delivers and does not revoke a general release of claims, which will also confirm any post-termination obligations and/or restrictions applicable to him, he will be entitled to (i) an amount equal to 12 months of his then-current base salary, less applicable withholdings, and (ii) an amount equal to the estimated cost of continuing his healthcare coverage and the coverage of his dependents who are covered at the time of the involuntary termination under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for a period equal to 12 months. These severance benefits will be paid in a lump-sum on the date the general release of claims becomes effective. As of December 31, 2009, our aggregate contractual obligation under the retention and severance plan, including applicable payroll and employer taxes, was $350,130 for Mr. Culley and $323,753 for Mr. Keran.

For purposes of the retention and severance plan, an involuntary termination means (i) without the employee’s express written consent, an action by our board of directors or external events causing or immediately portending a material reduction or alteration of the employee’s duties, position or responsibilities relative to the employee’s duties, position or responsibilities in effect immediately prior to such reduction or alteration, or the removal of the employee from such position, duties or responsibilities; provided, however, that an “involuntary termination” shall not be deemed to occur (a) with respect to Mr. Culley, if Mr. Culley remains the head of and most senior individual within our company’s (or our successor’s) business development function and (B) with respect to Mr. Keran, if Mr. Keran remains the head of and most senior individual within our company’s (or our successor’s) legal function; (ii) without the employee’s express written consent, a material reduction by us of the employee’s base salary as in effect immediately prior to such reduction; (iii) without the employee’s express written consent, the relocation of the employee’s principal place of employment with us by more than 50 miles; (iv) any termination of the employee by us without cause (as defined below); or (v) a material breach of the retention and severance plan, including, but not limited to our failure to obtain the assumption of the retention and severance plan by any successors as contemplated in the retention and severance plan. For purposes of the retention and severance plan, “Cause” means (i) any act of personal dishonesty taken by the employee in connection with his responsibilities as an employee which is intended to result in substantial personal enrichment of the employee; (ii) the employee’s conviction of a felony that our board of directors reasonably believes has had or will have a material detrimental effect on our reputation or business; (iii) a willful act by the employee that constitutes misconduct and is materially injurious to us, or (iv) continued willful violations by the employee of the employee’s obligations to us after there has been delivered to the employee a written demand for performance from us that describes the basis for our belief that the employee has not substantially performed his duties.

2009 Stock Option Awards

On July 21, 2009, the compensation committee granted to each of Mr. Culley and Mr. Keran a stock option to purchase up to 67,999 shares of our common stock. The per share exercise price of these options is $3.25, which was the closing price of our common stock on July 21, 2009. The stock options were granted under our 2008 Omnibus Incentive Plan and have a term of 10 years. Pursuant to the 2008 Omnibus Incentive Plan, the exercise price per share of the options cannot be lowered without prior approval of our stockholders, except in the event of a merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting our common stock or the value thereof, in each case as the compensation committee may deem equitable or appropriate.

The stock options become exercisable, subject to Mr. Culley’s and Mr. Keran’s respective continuous service to us, as to one-fourth of the shares subject to the option on each of January 1, 2010, January 1, 2011, January 1, 2012 and January 1, 2013. However, in the event Mr. Culley or Mr. Keran, as applicable, ceases to provide services to us as an employee by reason of an involuntary termination, exercisability of the then-vested portion of the stock option shall be extended such that the stock option shall be exercisable for a period of 12 months from the date of such involuntary termination. In addition, the vesting and exercisability of each option will accelerate or be extended under certain circumstances, including, (i) in the event of a change in control (as defined in our 2008 Omnibus Incentive Plan), acceleration with respect to 50% of the then unvested shares on the day prior to the date of the change in control and, subject to the respective employee’s continuous service, with respect to the remaining 50% of the then unvested shares on the one year anniversary of the date of the change in control, (ii) subject to the preceding clause (i), in the event of a change of control, to the extent the successor company (or a subsidiary or parent thereof) does not assume or substitute for the option, acceleration in full on the day prior to the date of the change in control if the employee is then providing services or was the subject of an involuntary termination in connection with, related to or in contemplation of the change in control and exercisability for a period of 24 months from the date of such involuntary termination, and (iii) subject to the preceding clause (i), in the event of a change of control, to the extent the successor company (or a subsidiary or parent thereof) assumes or substitutes for the option, and in the event of an involuntary termination of the employee within 12 months following the date of the change in control, acceleration in full and exercisability for a period of 24 months from the date of such involuntary termination.

In January 2010, we modified the stock options granted to Mr. Culley and Mr. Keran in July 2009 such that in the event of an involuntary termination of Mr. Culley or Mr. Keran, as applicable, his stock option will, immediately prior to such involuntary termination, vest and become exercisable with respect to 25% of the total number of shares subject to the applicable option, or 17,000 shares. For purposes of the July 2009 stock options, the definition of “involuntary termination” is the same as under the retention and severance plan described above, except it does not include clause (v) regarding breach of the retention and severance plan.

We structured the number of shares underlying and the vesting schedule of the July 2009 stock options primarily to retain and incentivize our executives, and not primarily as a form of compensation or to recognize previous individual or corporate performance. In particular, we did not view these awards as typical annual option grants. The compensation committee granted these awards to retain and properly incentivize the individuals capable of maximizing the potential of our assets. Without a substantial opportunity to participate in our future success, we were concerned that we would be unable to retain Mr. Culley and Mr. Keran, who at the time were our only employees. In addition, the annual, cliff-based vesting schedule of the July 2009 stock options was structured to provide substantial retentive value.

As a condition to the grant of the July 2009 stock options, both Mr. Culley and Mr. Keran agreed to terminate the awards of restricted stock units, representing the right to receive 48,000 and 34,000 shares, respectively, of our common stock, that we granted to Mr. Culley and Mr. Keran in January 2009.

Other Employment Benefits and Arrangements

Vacation Benefits.  Mr. Culley accrues 25 vacation days per year and Mr. Keran accrues 23 vacation days per year, subject to adjustment based on the number of years of the officer’s employment with us. As of December 31, 2009, Mr. Culley had accrued 50 vacation days and Mr. Keran had accrued 46 vacation days, which is the maximum amount they can accrue under our vacation benefits policy. Pursuant to our policy, employees may not accrue vacation days in excess of twice their annual vacation accrual rate. Accordingly, until Mr. Culley or Mr. Keran uses his accrued vacation days, he will not accrue additional vacation days unless his annual accrual rate increases. If Mr. Culley’s or Mr. Keran’s employment with us had terminated as of December 31, 2009, our aggregate vacation benefits payment obligation, including applicable payroll and employer taxes, would have been approximately $61,456 for Mr. Culley and approximately $51,873 for Mr. Keran.

Other Agreements.  It is our policy that, at the beginning of employment, all employees sign our standard confidential information, non-solicitation and invention assignment agreement for employees. Under the current version of this agreement, employees agree that, during the period of the employee’s service to us and for one year thereafter, the employee will not (a) solicit any employee or consultant of ours to leave the employ of or terminate any relationship with us or (b) solicit the business of any client or customer of ours using our confidential information. Each of Mr. Culley and Mr. Keran has signed one of these agreements.

Consulting Arrangements with Michele Yelmene

Ms. Yelmene served as our vice president, regulatory affairs and quality until July 1, 2009. We had entered into a retention and incentive agreement with Ms. Yelmene in January 2009, but no amounts were due to Ms. Yelmene pursuant to that agreement in connection with the termination of her employment with us in July 2009.

Effective as of July 15, 2009, we entered into a consulting agreement with Ms. Yelmene, pursuant to which she agreed to provide consulting services to us from time to time at a rate of $225 per hour through December 31, 2009. Pursuant to the consulting agreement, Ms. Yelmene’s services to us include making herself available to transition her former duties to designated employees or representatives of ours, responding to inquiries of our personnel regarding regulatory, quality-assurance, clinical, manufacturing and related matters, and providing advice and assistance regarding special projects or any other matter consistent with Ms. Yelmene’s background, skills and experience as we may request from time to time. Effective as of December 31, 2009, the consulting agreement with Ms. Yelmene was amended to extend the term of the agreement to December 31, 2010. Pursuant to the consulting agreement, as amended, the maximum amount of fees to be incurred by us without specific prior written approval by us is $100,000.

Outstanding Equity Awards at Fiscal Year-End 2009

The following table sets forth information regarding outstanding equity awards held by our named executive officers at the end of fiscal 2009. All share and per share information included in this table reflects retrospective application of the 1-for-25 reverse split of our outstanding common stock effected on April 23, 2010.

	Outstanding Equity Awards at Fiscal Year-End for Fiscal Year 2009
	Option Awards						Stock Awards
										Equity
										Incentive
									Equity	Plan
									Incentive	Awards:
				Equity					Plan	Market
				Incentive				Market	Awards:	or Payout
				Plan				Value of	Number of	Value of
				Awards:			Number	Shares	Unearned	Unearned Shares,
	Number of	Number of		Number of			of Shares	or Units	Shares,	Units or
	Securities	Securities		Securities			or Units	of Stock	Units or	Other
	Underlying	Underlying		Underlying			of Stock	That	Other	Rights
	Unexercised	Unexercised		Unexercised	Option		That	Have	Rights	That
	Options	Options		Unearned	Exercise	Option	Have Not	Not	That Have	Have Not
	(#)	(#)		Options	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)	($)	(#)	($)

Brian M. Culley	4,000	—		—	$57.50	7/13/2015	—	—	—	—
	3,133 (1)	67	(1)	—	$118.75	1/30/2016	—	—	—	—
	4,374 (2)	1,625	(2)	—	$68.75	1/11/2017	—	—	—	—
	1,600 (3)	6,400	(3)	—	$13.50	3/30/2018	—	—	—	—
	—	67,999	(4)	—	$3.25	7/20/2019	—	—	—	—
Patrick L. Keran	3,333 (5)	667	(5)	—	$74.75	8/17/2016	—	—	—	—
	1,457 (2)	542	(2)	—	$68.75	1/11/2017	—	—	—	—
	1,600 (3)	6,400	(3)	—	$13.50	3/30/2018	—	—	—	—
	—	67,999	(4)	—	$3.25	7/20/2019	—	—	—	—
Michele L. Yelmene	—	—		—	—	—	—	—	—	—

(1)	Subject to accelerated vesting in the event of a change in control, as described below under “Acceleration of Vesting of Stock Options Granted Under 2005 Equity Incentive Plan,” this option vested and became exercisable with respect to 1/4 of the total underlying shares on January 1, 2007 and vests and becomes exercisable with respect to 1/48 of the total underlying shares at the end of each successive calendar month thereafter.

(2)	Subject to accelerated vesting in the event of a change in control or an involuntary termination within 24 months of a change in control, as described below under “Acceleration of Vesting of Stock Options Granted Under 2005 Equity Incentive Plan,” this option vested and became exercisable with respect to 1/4 of the total underlying shares subject to the option on January 1, 2008 and vests and becomes exercisable with respect to 1/48 of the total underlying shares at the end of each successive month thereafter.

(3)	Subject to accelerated vesting in the event of a change in control or an involuntary termination within 24 months of a change in control, as described below under “Acceleration of Vesting of Stock Options Granted Under 2005 Equity Incentive Plan,” this option vested and became exercisable with respect to 1/5 of the total underlying shares on each of January 1, 2009 and January 1, 2010, and vests and becomes exercisable with respect to 1/5 of the total underlying shares on each of January 1, 2011, January 1, 2012 and January 1, 2013.

(4)	Subject to accelerated vesting in the event of a change in control or an involuntary termination, as described above under “Narrative Disclosure to Summary Compensation Table — 2009 Stock Option Awards,” this option vested and became exercisable with respect to 1/4 of the total underlying shares on January 1, 2010 and vests and becomes exercisable with respect to 1/4 of the total underlying shares on each of January 1, 2011, January 1, 2012 and January 1, 2013.

(5)	Subject to accelerated vesting in the event of a change in control or an involuntary termination within 24 months of a change in control, as described below under “Acceleration of Vesting of Stock Options Granted Under 2005 Equity Incentive Plan,” this option vested and became exercisable with respect to 1/4 of the total underlying shares subject to the option on August 7, 2007 and vests and becomes exercisable with respect to 1/48 of the total underlying shares at the end of each successive month thereafter.

Acceleration of Vesting of Outstanding Stock Options Granted Under 2005 Equity Incentive Plan

All of the stock options held by our named executive officers that were granted before July 2009 were granted under our 2005 Equity Incentive Plan. The stock option agreements governing the options granted to our named executive officers before August 2006 provide that the options will accelerate in full in the event of an “acquisition” constituting a “change of control” (as such terms are defined in the stock option agreement) if the option holder remains employed by us as of the closing date of such acquisition and the option is not assumed or replaced by the successor or acquiring entity or the entity in control of such successor or acquiring entity. Otherwise, the option will not accelerate in the event of such an acquisition. The stock option agreements governing the options granted to our named executive officers in and after August 2006 additionally provide that, if following a change of control in which an option is assumed as described above, the option holder is subject to an “involuntary termination” within 24 months after the closing date of such change in control, the vesting of the assumed option will be accelerated such that the option will vest as of the effective date of such involuntary termination with respect to all shares that would have vested during the period from the date of the option holder’s involuntary termination until the date that is 24 months after the closing date of such change in control if such option holder had not been involuntarily terminated. For purposes of these stock option agreements, an “involuntary termination” is a termination of employment that occurs by reason of dismissal for any reason other than “misconduct” or of voluntary resignation following: (i) a change in position that materially reduces the level of the employee’s responsibility, (ii) a material reduction in the employee’s base salary, or (iii) relocation by more than 50 miles; provided that (ii) and (iii) will apply only if the employee has not consented to the change or relocation.

“Misconduct” means the commission of any act of fraud, embezzlement or dishonesty by the employee, any unauthorized use or disclosure by the employee of confidential information or trade secrets of our company (or any parent or subsidiary), or any other intentional misconduct by the employee adversely affecting our business affairs (or those of any parent or subsidiary) in a material manner. All of the stock option agreements governing the options granted to our named executive officers in January 2007 contain this double trigger acceleration provision.

Although the terms of the stock options granted to our named executive officers under our 2005 Equity Incentive Plan provide for acceleration of vesting in certain circumstances as described above, our named executive officers would not have realized any value from these options as a result of the acceleration provisions if any of the acceleration scenarios had occurred on December 31, 2009 because none of these options were “in-the-money” on December 31, 2009, meaning none of them had an exercise price per share less than the market value per share of our common stock. The market value of our common stock is based on the closing market price of our common stock, which was $8.7475 per share on December 31, 2009.

Tax-Qualified Defined Contribution Plan

We have a defined contribution savings plan pursuant to Section 401(k) of the IRC. The plan is for the benefit of all employees and permits voluntary contributions by qualifying employees of up to 100% of eligible compensation, subject to Internal Revenue Service-imposed maximum limits. From January 1, 2008 until May 16, 2009, the terms of the plan required us to make matching contributions equal to 100% of employee contributions up to 6% of eligible compensation, limited by the IRS-imposed maximum. In April 2009, we amended the plan such that we were not required to make matching contributions on any employee contributions made by a “highly compensated employee,” which included Mr. Culley, Mr. Keran and Ms. Yelmene, from May 16, 2009 through December 31, 2009. We incurred total expenses of approximately $29,661 and $218,150 in employer matching contributions in 2009 and 2008, respectively. In November 2009, we amended the plan to reinstate the 6% matching contribution effective for the plan year beginning January 1, 2010.

DIRECTOR COMPENSATION

The following table shows compensation information for the individuals who served as our non-employee directors during the year ended December 31, 2009. Directors who are also our employees do not receive any additional compensation for their services as directors. Currently, none of our directors is also an employee of our company. All share and per share information included below reflects retrospective application of the 1-for-25 reverse split of our outstanding common stock effected on April 23, 2010.

Director Compensation for Fiscal Year 2009

					Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
Name	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation		Total

Mark N. K. Bagnall(1)	$6,495	—	—	—	—	$191,952	(2)	$198,447
Alexander J. Denner(3)	$11,902	—	—	—	—	—		$11,902
Michael M. Goldberg	$33,000	—	—	—	—	—		$33,000
Jack Lief	$54,500	—	—	—	—	—		$54,500
Mark J. Pykett	$33,000	—	—	—	—	—		$33,000
Eric K. Rowinsky	$27,000	—	—	—	—	$1,050	(4)	$28,050

(1)	Mr. Bagnall resigned from our board of directors effective August 24, 2009. His resignation was not due to a disagreement with us on any matter relating to our operations, policies or practices.

(2)	This amount consists of (a) a severance payment of $165,500, (b) a severance-related health benefit allowance of $18,352, and (c) consulting fees of $8,100. See “Separation and Consulting Services Agreements with Mark N. K. Bagnall” below for a description of our employment separation and consulting agreements with Mr. Bagnall.

(3)	Dr. Denner resigned from our board of directors and the compensation committee effective October 16, 2009. His resignation was not due to a disagreement with us on any matter relating to our operations, policies or practices.

(4)	This amount represents fees earned for consulting services provided to us under a consulting agreement with Dr. Rowinsky. See “Consulting Services Agreement with Eric K. Rowinsky” below for a description of our consulting services agreement with Dr. Rowinsky.

Overview of Non-Employee Director Compensation

Retainer

During 2009, we paid our non-employee directors quarterly cash retainers and board of director and committee meeting fees. The amounts of the quarterly retainers vary depending on the non-employee director’s role on our board of directors and its committees, as set forth in the table below:

2009 Quarterly Retainer

	Chairperson	Member

Board of Directors	$6,250	$2,500
Audit Committee	$5,000	$2,500
Compensation Committee	$2,500	$1,250
Nominating and Governance Committee	$2,500	$1,250
Research and Development Committee	$2,500	$1,250

In January 2010, our board of directors adopted a compensation policy applicable to all non-employee directors beginning January 1, 2010. Under this new policy, our non-employee directors will continue to be eligible to receive quarterly retainers based on each director’s role on our board of directors and its committees, but the amounts of such retainers have changed and are as set forth in the table below:

2010 Quarterly Retainer

	Chairperson		Member

Board of Directors	$10,000	*	$5,000
Audit Committee	$1,875		$—
Compensation Committee	$875		$—
Nominating and Governance Committee	$875		$—
Research and Development Committee**	$875		$—

*	If, in the future, our board of directors appoints a lead independent director, such director’s quarterly retainer would be $10,000 per quarter.

**	The research and development committee was disbanded by our board of directors in March 2010.

Meeting Fees

In addition to the quarterly retainers, in 2009, we paid $1,000 per meeting to each director who attended in person ($500 for attendance via telephone) a meeting of our board of directors or any committee of our board of directors with a duration of more than 15 minutes. Such meeting fees were not paid in respect of (i) the first four meetings of our board of directors held during each calendar year, (ii) the first four meetings of the audit committee held during each calendar year, (iii) the first two meetings of the compensation committee held during each calendar year or (iv) the first meeting of the nominating and governance committee held during each calendar year.

Pursuant to our new non-employee director compensation policy, beginning January 1, 2010, we pay $1,000 per meeting to each non-employee director for each meeting of our board of directors or any committee of our board of directors attended by such director (whether such attendance is in person or by telephone, videoconference or other comparable communication device).

In addition to the quarterly retainer and meeting fees, we reimburse our directors for travel and other reasonable out-of-pocket expenses related to attendance at our board of directors and committee meetings.

Equity Compensation

Pursuant to the terms of our 2005 Equity Incentive Plan, each of our non-employee directors was automatically granted a nonstatutory option to purchase 2,000 shares of our common stock at the first meeting of our board of directors following each annual meeting of stockholders, provided that such non-employee director had served on our board of directors for at least the preceding six months. The exercise price per share of each such option was equal to 105% of the per-share fair market value of our common stock on the grant date. Subject to the director’s continuous service, each option became exercisable as to 1/12th of the shares underlying the option at the end of each calendar month after its date of grant. The options expire no later than 10 years after the date of grant. In May 2008, our stockholders approved our 2008 Omnibus Incentive Plan. Following adoption of our 2008 Omnibus Incentive Plan, no additional awards (including the automatic options to our non-employee directors described above) have been or will be made under our 2005 Equity Incentive Plan; however, our 2005 Equity Incentive Plan will continue to govern any outstanding awards (including the automatic options to our non-employee directors described above) previously granted under our 2005 Equity Incentive Plan.

Awards under our 2008 Omnibus Incentive Plan are at the discretion of our board of directors or the compensation committee of our board of directors. Unlike our 2005 Equity Incentive Plan, our 2008 Omnibus Incentive Plan does not provide for automatic awards to our directors. During 2009, no stock options or other equity awards were granted to our directors. However, pursuant to the director compensation policy adopted in January 2010, each non-employee director who was a non-employee director on January 25, 2010 was eligible to receive (i) a “re-inducement option” to purchase 4,000 shares of our common stock and (ii) a “make-up option” to purchase 4,000 shares of our common stock. The re-inducement and make-up options were approved by our board of directors on January 25, 2010, but the grants were subject to our receipt of a waiver under the Rights Agreement. Upon our receipt of such waiver on February 2, 2010, the re-inducement and make-up options were granted to each of Mr. Lief and Drs. Goldberg, Pykett and Rowinsky. Each of the re-inducement and make-up options has an exercise price of $8.00 per share, which was the closing price of our common stock on February 2, 2010. Each re-inducement option vests and becomes exercisable in 36 substantially equal monthly installments of 1/36th of the shares subject to the option at the end of each successive month following the date of grant, subject to the director’s continuing service (as defined in the 2008 Omnibus Incentive Plan). Each make-up option vests and becomes exercisable in 12 substantially equal monthly installments of 1/12th of the shares subject to the option at the end of each successive month following June 3, 2009, subject to the director’s continuing service.

In addition, our new non-employee director compensation policy provides for annual stock option awards and new director inducement stock option awards. Pursuant to the policy, each non-employee director who is serving as such on the date of each annual meeting of our stockholders shall be eligible to receive an option to purchase 4,000 shares of our common stock, unless such director’s initial election or appointment to our board of directors is at such annual meeting of stockholders or on a date that is less than 30 days before such annual meeting. Non-employee directors initially elected or appointed to our board of directors more than 30 days before the date of the next annual meeting of our stockholders shall be eligible to receive a pro-rated annual option based on the number of full 30-day periods between their initial appointment to our board of directors and the next annual meeting of our stockholders. Each annual option shall become vested and exercisable in 12 substantially equal monthly installments of 1/12th of the shares subject to the option at the end of each successive month following the date of the applicable annual meeting of our stockholders, subject to the director’s continuing service. Each pro-rated annual option shall become vested and exercisable in such number of substantially equal monthly installments as is equal to the number of full 30-day periods between such new director’s initial appointment or election to our board of directors and the date of the next annual meeting of our stockholders. If, on the date of a new director’s initial appointment or election the date of the next annual meeting of our stockholders has not been set by our board of directors, the vesting schedule for that director’s pro-rated annual option shall be based on the one-year anniversary of the immediately preceding annual meeting of our stockholders. In addition, each newly elected or appointed non-employee director shall also be eligible to receive an “inducement option” to purchase 4,000 shares of our common stock in connection with his or her election or appointment to our board of directors. Each inducement option shall become vested and exercisable in 36 substantially equal monthly installments of 1/36th of the shares subject to the option at the end of each successive month following the date of the director’s initial appointment or election to our board of directors, subject to the director’s continuing service. In connection with Dr. Kostas’ appointment to our board of directors, consistent with the non-employee director compensation policy, on February 2, 2010, our board granted to Dr. Kostas two stock options, one to purchase 4,000 shares of our common stock, or the Appointment Option, and the other to purchase 1,333 shares of our common stock, or the Pro-Rated Annual Option, both of which have an exercise price of $8.00, which was the closing price of our common stock on February 2, 2010. The Appointment Option vests and becomes exercisable in 36 substantially equal monthly installments of 1/36th of the shares subject to the option at the end of each successive month following February 1, 2010, and the Pro-Rated Option vests and becomes exercisable in four substantially equal monthly installments of 1/4th of the shares subject to the option at the end of each successive month following February 1, 2010, in each case subject to Dr. Kostas’ continuing service (as defined in the 2008 Omnibus Incentive Plan).

Each stock option granted under our non-employee director compensation policy shall be granted under our 2008 Omnibus Incentive Plan, shall have an exercise price per share equal to the fair market value (as defined in the 2008 Omnibus Incentive Plan) of a share of our common stock on the date the option is granted, and shall have a term equal to the shorter of (i) ten years from the date the option is granted and (ii) three years from the date such non-employee director ceases to provide services (as defined in the 2008 Omnibus Incentive Plan) to us for any reason other than such director’s death or disability. In addition, in the event of a change of control of the Company, each stock option will vest and become exercisable on the day prior to the date of the change in control if the director is then providing services (as defined in the 2008 Omnibus Incentive Plan), and each option will terminate on the date of the change in control to the extent not exercised.

Separation and Consulting Services Agreements with Mark N. K. Bagnall

Mark N. K. Bagnall was employed by us from April 2008 to December 2008 as our chief financial officer, executive vice president and treasurer. Mr. Bagnall also served as a member of our board of directors from February 2004 to August 2009. In January 2009, we entered into a Confidential Separation Agreement and General Release of All Claims with Mr. Bagnall, which we refer to herein as the Bagnall Separation Agreement, regarding the terms of his employment separation.

As set forth in the Bagnall Separation Agreement, in exchange for a release of claims and Mr. Bagnall’s agreement and representations (as more fully described below), we agreed to provide a severance payment of $165,500 to Mr. Bagnall, and each of us and Mr. Bagnall agreed to enter into a consulting relationship. In addition, we agreed to provide a health benefit allowance of $18,352, which Mr. Bagnall could use, at his discretion, to pay the premiums required to continue his group health care coverage under COBRA or any other health care related expenses. The severance payment and the health benefit allowance were paid in one lump sum, less applicable payroll deductions and required withholdings, in January 2009. The severance provisions set forth in the Bagnall Separation Agreement supersede and replace the severance provisions set forth in Mr. Bagnall’s offer letter from us, which was effective as of April 3, 2008 and amended as of December 11, 2008. Pursuant to the terms of the stock option granted to Mr. Bagnall in April 2008 in connection with the commencement of his employment, 4,000 shares underlying that option vested and became exercisable immediately prior to Mr. Bagnall’s involuntary termination in December 2008. As a result of Mr. Bagnall’s remaining in continuous service to us after the termination of his employment, this option has continued and will continue to vest until such time as Mr. Bagnall is no longer in continuous service to us.

Under the Bagnall Separation Agreement, Mr. Bagnall represented that he returned to us all property, data and information belonging to us other than is reasonably required by Mr. Bagnall to perform services as a member of our board of directors or is reasonably related to such services or is needed by Mr. Bagnall to provide services as a consultant to us. Mr. Bagnall agreed not to use or disclose to others any confidential or proprietary information of ours, except, as applicable, in connection with Mr. Bagnall’s position as a member of our board of directors or as a consultant to us, in which case such use and disclosure will be governed by such documents, agreements and duties as apply to such positions. Mr. Bagnall further agreed to comply with his continuing obligations under various agreements and other documents as previously executed by him. In addition, Mr. Bagnall agreed that he will not make any voluntary statements, written or oral, or cause or encourage others to make any such statements, that defame, disparage or in any way criticize the personal and/or business reputation, practices or conduct of our company or our employees, officers and directors, among others. Mr. Bagnall also represented that he had not filed any lawsuits, complaints or other accusatory pleadings against us. Finally, Mr. Bagnall agreed, at the end of the consulting period, to extend and reaffirm the promises made by Mr. Bagnall in the Bagnall Separation Agreement, including the release of claims.

In December 2008, we entered into a consulting agreement with Mr. Bagnall. Under the consulting agreement, Mr. Bagnall agreed to provide consulting services on an as-needed basis to assist us in identifying and evaluating strategic options and to respond to inquiries regarding finance and other matters, and we agreed to pay Mr. Bagnall $100 per hour. Either party could terminate the consulting agreement upon written notice. In February 2009, we and Mr. Bagnall amended the consulting agreement to include services related to Mr. Bagnall acting as our interim principal financial and accounting officer, and we agreed to pay Mr. Bagnall $250 per hour for services provided after such amendment, capped at $8,000 in the aggregate. In July 2009, we terminated the consulting agreement with Mr. Bagnall. In August 2009, we entered into a new consulting agreement with Mr. Bagnall. Under the August 2009 consulting agreement, which has a one-year term, we pay Mr. Bagnall at a rate of $250 per hour for services he provides to us, capped at $25,000. We are obligated to request at least four hours of services per month or to pay for a minimum of four hours of services, or $1,000 per month.

Consulting Services Agreement with Eric K. Rowinsky

As of November 23, 2009, we entered into a consulting agreement with Eric K. Rowinsky, a member of our board of directors, pursuant to which Dr. Rowinsky will provide consulting services to us from time to time at our request. His services to us may include responding to inquiries of ours regarding medical and clinical matters with which Dr. Rowinsky has knowledge, attending and participating in, at our request, a meeting with the FDA regarding our new drug application for ANX-530, or Exelbinetm, and providing advice and assistance regarding special projects or any other matter consistent with Dr. Rowinsky’s background, skills and experience, which are described under “Nominees for Election to the Board,” above. The consulting agreement has a one-year term. Under the agreement, we pay Dr. Rowinsky at a rate of $350 per hour for the services he provides to us, capped at $100,000.

AUDIT COMMITTEE REPORT

Under the guidance of a written charter adopted by our board of directors, the purpose of the audit committee is to oversee our accounting and financial reporting processes and audits of our financial statements and the effectiveness of our internal control over financial reporting. The responsibilities of the audit committee include appointing and providing for the compensation of an independent registered public accounting firm to conduct an annual audit of our financial statements and overseeing the work and evaluating the performance of the independent auditor. Each of the members of the audit committee meets the independence and qualification requirements of the NYSE Amex.

Management has primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards.

In this context and in connection with the audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, the audit committee:

•	reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2009 with the Company’s management;

•	discussed with J.H. Cohn LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•	reviewed the written disclosures and the letter from J.H. Cohn LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with J.H. Cohn LLP its independence; and

•	based on the foregoing reviews and discussions, recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC.

AUDIT COMMITTEE

Jack Lief, Chair
Michael M. Goldberg
Odysseas D. Kostas

The preceding “Audit Committee Report” shall not be deemed soliciting material or filed with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The audit committee has appointed J.H. Cohn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. We are asking our stockholders to ratify this appointment.

J.H. Cohn LLP served as our independent registered public accounting firm for fiscal years 2008 and 2009. The following table shows the fees paid or accrued by us for the audit and other services provided by J.H. Cohn LLP for fiscal years 2008 and 2009.

	2008	2009

Audit Fees(1)	$188,779	$217,000
Audit-Related Fees(2)	14,500	8,339
Tax Fees	—	—
All Other Fees	—	—

Total	$203,279	$225,339

(1)	“Audit Fees” represent fees for professional services provided in connection with the audit of our annual financial statements (including the audit of internal controls over financial reporting under Section 404 of the Sarbanes Oxley Act, if conducted), review of our quarterly financial statements, review of our registration statements on Forms S-3 and S-1, and related services normally provided in connection with statutory and regulatory filings and engagements.

(2)	“Audit-Related Fees” consist primarily of assurance and related services that are reasonably related to the performance of the annual audit or review of our financial statements. During 2008 and 2009, such fees were incurred for consultation in responding to SEC staff comments regarding our financial statements as of and for the year ended December 31, 2007 and our internal control over financial reporting.

Policy Regarding Pre-Approval of Audit and Non-Audit Services by the Company’s Independent Registered Public Accounting Firm

We have established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, our stockholders will vote on the election of five directors to serve for one-year terms until the 2011 annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Our board of directors has unanimously nominated Michael M. Goldberg, Odysseas D. Kostas, Jack Lief, Mark J. Pykett and Eric K. Rowinsky for election to our board of directors at the Annual Meeting. The director nominees have indicated that they are willing and able to serve as directors. If any of the nominees becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by our board of directors. The proxies being solicited will be voted for no more than five nominees at the Annual Meeting. Assuming a quorum is present at the Annual Meeting, each director nominee who receives an affirmative vote of the holders of a majority of the shares of common stock having voting power present in person or represented by proxy at the Annual Meeting will be elected. Abstentions will have the same effect as negative votes. Broker non-votes will not be counted and will have no effect on the outcome of this proposal. Stockholders do not have cumulative voting rights in the election of directors.

Our board of directors recommends a vote “FOR” the election of Michael M. Goldberg, Odysseas D. Kostas, Jack Lief, Mark J. Pykett and Eric K. Rowinsky as directors.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of Michael M. Goldberg, Odysseas D. Kostas, Jack Lief, Mark J. Pykett and Eric K. Rowinsky.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, our stockholders will be asked to ratify the appointment of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. Stockholder ratification of the appointment of J.H. Cohn LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, our board of directors is submitting the appointment of J.H. Cohn LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders do not ratify the appointment of J.H. Cohn LLP, the audit committee will reconsider this appointment. Even if the appointment is ratified, the audit committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company and our stockholders. Assuming a quorum is present at the Annual Meeting, the affirmative vote of the holders of a majority of the shares of common stock having voting power present in person or represented by proxy at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as negative votes. A broker or other nominee will generally have discretionary authority to vote on this proposal because it is considered a routine matter, and therefore we do not expect broker non-votes with respect to this proposal.

We expect representatives of J.H. Cohn LLP to be present at the Annual Meeting and they will have the opportunity to make a statement at the Annual Meeting if they so desire. We also expect such representatives to be available to respond to appropriate questions.

Our board of directors recommends a vote “FOR” the ratification of the appointment of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

OTHER MATTERS

As of the time of preparation of this proxy statement, neither our board of directors nor our management knows of any matter to be presented at the Annual Meeting which is not listed in the Notice of Annual Meeting accompanying this proxy statement and described in this proxy statement. If any other matters should properly come before the Annual Meeting, or any adjournment or postponement thereof, however, the persons named in the accompanying proxy will vote on such matters in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

The deadline for submitting a stockholder proposal for inclusion in our proxy materials for our 2011 Annual Meeting of Stockholders is January 27, 2011, which is 120 days prior to the first anniversary of the mailing date of this proxy statement. These proposals must be delivered to our principal executive offices and comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in our proxy materials. Stockholders who wish to nominate persons for election to our board of directors or make a proposal at the 2011 Annual Meeting of Stockholders without including the proposal in our proxy materials relating to that meeting must notify us in writing delivered to our principal executive offices no earlier than March 2, 2011 and no later than April 1, 2011. Stockholders are advised to review our bylaws, which contain additional advance notice requirements. A copy of our bylaws is available to stockholders upon written request to our corporate secretary.

By Order of the Board of Directors,

Brian M. Culley
Chief Executive Officer

San Diego, California
May 27, 2010

YOUR VOTE IS IMPORTANT!

You are cordially invited to attend the Annual Meeting. However, to ensure that your shares are represented at the Annual Meeting, please submit your proxy promptly by signing, dating and returning your proxy card in the postage paid envelope provided. This will not prevent you from attending or voting in person at the Annual Meeting if you so desire, but will help the Company secure a quorum and avoid added proxy solicitation costs.

ANNUAL MEETING OF STOCKHOLDERS OF
ADVENTRX PHARMACEUTICALS, INC.
June 30, 2010
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDERS MEETING TO BE HELD ON JUNE 30, 2010:
Our notice of meeting, proxy statement and annual report on Form 10-K for the fiscal year ended December 31, 2009 may be viewed at https://www.proxydocs.com/anx.
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
¯ Please detach along perforated line and mail in the envelope provided. ¯

■	00003333330000000000 3	063010

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

1.	Election of five directors to hold office until the 2011 Annual Meeting of Stockholders and until their successors are elected and qualified. The director nominees are:
		FOR	AGAINST	ABSTAIN
	Michael M. Goldberg	☐	☐	☐
	Odysseas D. Kostas	☐	☐	☐
	Jack Lief	☐	☐	☐
	Mark J. Pykett	☐	☐	☐
	Eric K. Rowinsky	☐	☐	☐
2.	Ratification of the appointment of J.H. Cohn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.	☐	☐	☐
The shares represented by this proxy, when properly executed, will be voted in the manner specified above by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2. This proxy may be revoked by the undersigned at any time prior to the time voting begins at the meeting by any of the means described in the accompanying proxy statement.
Please complete, sign and date this proxy card and return it in the envelope provided as soon as possible.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■	■

■
ADVENTRX PHARMACEUTICALS, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 30, 2010
     The undersigned stockholder of ADVENTRX Pharmaceuticals, Inc. (the “Company”) hereby appoints Brian M. Culley and Patrick L. Keran, or any one of them with full power of substitution, as proxies of the undersigned to attend the Annual Meeting of Stockholders of the Company to be held on June 30, 2010 at 9:00 a.m., Pacific time, and any adjournment or postponement thereof, hereby revoking any proxies heretofore given, and to vote all shares of common stock of the Company held or owned by the undersigned as specified on the reverse side of this proxy card, and in their discretion upon any other matter that may properly come before the meeting and any adjournment or postponement thereof.
See reverse for voting instructions.

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